UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report: July 1, 2008
(Date of earliest event reported)
QUEST RESOURCE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification Number)
210 Park Avenue, Suite 2750
Oklahoma City, Oklahoma 73102
(Address of principal executive offices, including zip code)
(405) 600-7704
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 1, 2008, Quest Resource Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets Corporation, as representative of the underwriters named therein (the “Underwriters”), providing for the offer and sale in a firm commitment underwritten offering of 8,800,000 shares of common stock of the Company (the “Common Stock”) at a price of $10.25 per share. Pursuant to the Underwriting Agreement, the Company granted the underwriters a 30-day option to purchase up to an additional 1,320,000 shares of Common Stock at the same price, less an underwriting discount.
     In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.
     Certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. They have received customary fees and commissions for these transactions. An affiliate of RBC Capital Markets Corporation (i) is administrative agent, collateral agent and sole lender under the Company’s $50 million revolving credit facility; (ii) is administrative agent, collateral agent and one of the lenders under a $250 million revolving credit facility agreement with Quest Energy Partners, L.P. (“Quest Energy”), an affiliate of the Company; (iii) is administrative agent, collateral agent and one of the lenders under a $135 million revolving credit facility agreement with Quest Midstream Partners, L.P. (“Quest Midstream”), an affiliate of the Company; (iv) will be the sole lender under a new two-year single draw $35 million term loan agreement with the Company; and (v) will be one of the lenders under a six-month $45 million bridge loan agreement with Quest Energy.
Item 7.01 Regulation FD Disclosure.
     On July 2, 2008, the Company announced that it had priced the public offering of 8,800,000 shares of Common Stock (10,120,000 shares if the Underwriters’ overallotment option is exercised). A copy of the press release is furnished as Exhibit 99.1 hereto.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.
Item 8.01. Other Events.
     In connection with the offering of its shares of Common Stock, the Company is filing a legal opinion attached as Exhibit 5.1 hereto regarding the legality of the common stock, to be incorporated by reference into the Company’s previously filed preliminary prospectus supplement.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated as of July 1, 2008 between Quest Resource Corporation and RBC Capital Markets Corporation, as representative of the underwriters named therein.

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP as to the legality of the common stock.

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

99.1	Press Release dated July 2, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2008	QUEST RESOURCE CORPORATION
	By:	/s/ David E. Grose
David E. Grose
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement dated as of July 1, 2008 between Quest Resource Corporation and RBC Capital Markets Corporation, as representative of the underwriters named therein.

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP as to the legality of the common stock.

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

99.1	Press Release dated July 2, 2008.

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